Exhibit 99.1

Cott Names David T. Gibbons Interim CEO

TORONTO, CANADA, Mar 24, 2008 — The Board of Directors of Cott Corporation (NYSE: COT)(TSX: BCB), this morning announced the appointment of David T. Gibbons as Interim CEO, effective immediately.

“Cott is a terrific company with great people and retail partnerships much like the companies I’ve worked with during my career. The Board has asked me to stay committed to the Company’s existing strategy, which calls for continued focus on our core retailer-branded CSD business while pursuing new products and channels that reflect the changing consumer landscape. Over the past two years we’ve streamlined our manufacturing operations and invested in noncarbonated beverages. I plan to continue those programs while redoubling our efforts to ensure the success of our retail partners in maximizing the profitability of their beverage category sales” said Gibbons.

Mr. Gibbons, was appointed to Cott’s Board of Directors in March 2007. From 2000 to 2006, he was President and Chief Executive Officer of Perrigo Company, and also held the role of Chairman from 2003 to November 1, 2007. Perrigo is the world’s largest manufacturer of over-the-counter pharmaceutical products for the store brand market with $1.6 billion in sales and more than 6,000 employees globally and a market capitalization of US $ 3.5 billion. Prior to joining Perrigo, Dave served in a variety of executive, general management, sales and marketing positions with leading consumer packaged goods companies in Asia, Europe and the United States.

“Dave is a very seasoned business leader,” said Chairman Frank Weise. “His knowledge of private label and relationships with our customers will be invaluable. The internal challenges that we have experienced in no way negate our strategy, our industry position, or our potential for growth and success.”

The Board would like to acknowledge Brent Willis’s diligent efforts and strategic contribution during this challenging time in our Company’s history. As Mr. Gibbons’s role is on an interim basis, the Board has initiated a search for a permanent CEO.

About Cott Corporation

Cott Corporation is the world’s largest provider of retailer brand soft drinks. The Company commercializes its business in over 60 countries worldwide, with its principal markets being the United States, Canada, the United Kingdom and Mexico. Cott markets or supplies over 200 retailer and licensed brands, and Company-owned brands including Cott, RC, Vintage, Vess and So Clear. Its products include carbonated soft drinks, sparkling and flavored waters, energy drinks, sports drinks, juices, juice drinks and smoothies, ready-to-drink teas, and other non-carbonated beverages. The Company’s website is www.cott.com. The brand names and trademarks referenced in this press release are trademarks of Cott Corporation, its affiliated companies, our customers, or other third parties.

Safe Harbor Statements

This press release contains or refers to forward-looking statements reflecting management’s current expectations regarding future results of operations, economic performance, financial condition and achievements of the Company. The forward-looking statements are based on assumptions that volume and revenue will be consistent with historical trends, and that interest rates will remain constant and debt levels will decline, and, in certain cases, on management’s current plans and estimates.

Management believes these assumptions to be reasonable but there is no assurance that they will prove to be accurate. Forward-looking statements, specifically those concerning future performance such as those relating to the success of the Company’s measures to increase volume and revenue, reduce costs and increase operating income, obtain capacity increases, and introduce new products are subject to certain risks and uncertainties, and actual results may differ materially. These risks and uncertainties are detailed from time to time in the Company’s filings with the appropriate securities commissions, and include, without limitation, stability of procurement costs for raw and packaging materials, the Company’s ability to restore plant efficiencies and reduce logistics and other costs, adverse weather conditions, competitive activities by other brand beverage manufacturers, the Company’s ability to develop new products that appeal to consumer tastes, the Company’s ability to identify acquisition candidates, successfully consummate acquisitions and integrate acquired businesses into its operations, fluctuations in currency versus the U.S. dollar, the uncertainties of litigation and regulatory review, loss of key customers and retailers’ continued commitment to their Company-supplied beverage programs. The foregoing list of factors is not exhaustive. The Company undertakes no obligation to publicly update or revise any forward-looking statements.

Contacts:

Cott Corporation

Edmund O’Keeffe

Investor Relations

(905) 672-1900 ext. 19216

Cott Corporation

Lucia Ross

Media Contact

(813) 313-1705

Website: www.cott.com